UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

NextNRG, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40809	83-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139 (Address of principal executive offices)

(305) 791-1169 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NXXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed  on August 17, 2026 by NextNRG, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), on August 13, 2026, the Company and certain stockholders of the Company (the “Stockholders”) entered into that certain Voting, Support and Standstill Agreement (the “Original Voting Agreement”), pursuant to which each Stockholder irrevocably agreed to vote all of their shares of common stock and other voting securities of the Company in favor of the Stockholder Proposals (as defined in the Original Voting Agreement) and agreed to vote against any action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the approval of such Stockholder Proposals.

On October 7, 2026, the Company and the Stockholders entered into an Amended and Restated Voting, Support and Standstill Agreement effective as of September 30, 2026 (the “Amended Voting Agreement”). The Amended Voting Agreement, among other things, was revised to reflect the Reincorporation (as defined below), certain changes made to the Series C Certificate of Designation (as defined below) to be filed with the Secretary of State of the State of Nevada and a new termination of the Amended Voting Agreement in which it will terminate on the later of (i) the date on which all required stockholder approvals, other than the Split Authorization (as defined in the Amended Voting Agreement) have been obtained and (ii) December 31, 2028, subject to certain exceptions.

The foregoing description of the Amended Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amended Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Shareholders.

As previously reported by the Company,  on December 29, 2025, at the 2025 annual meeting of stockholders (the “Annual Meeting”), the stockholders of the Company approved a proposal to reincorporate the Company from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to the terms of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the SEC on December 9, 2025 (the “Proxy Statement”).

Pursuant to the Plan of Conversion, the Company effected the Reincorporation as of October 7, 2026 by filing: (i) a certificate of conversion with the Secretary of State of the State of Delaware; (ii) articles of conversion with the Secretary of State of the State of Nevada; (iii) articles of incorporation with the Secretary of State of the State of Nevada (the “Nevada Charter”); and (iv) the certificates of designation for the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock with the Secretary of State of the State of Nevada. The Company also adopted new bylaws (the “Nevada Bylaws”) to reflect the Reincorporation.

At the effective time of the Reincorporation:

●	The Company’s state of incorporation changed from the State of Delaware to the State of Nevada.

●	The affairs of the Company ceased to be governed by the Delaware General Corporation Law and the Company’s existing certificate of incorporation and bylaws, and instead, became governed by the Nevada Revised Statutes, the Nevada Charter and the Nevada Bylaws.

●	The Company continues to be the same entity and continues with all of the same rights, privileges and powers.

●	The Company continues to have the same name, possesses all of the same properties, continues with all of the same debts, liabilities and obligations, and continues with the same officers and directors as immediately prior to the Reincorporation.

●

Each outstanding share of common stock of the Delaware corporation was converted into one  share of common stock of the Nevada corporation, and each outstanding certificate representing shares of the Delaware corporation is deemed an equivalent certificate representing shares of the Nevada corporation.

●

Each outstanding share of Series A Convertible Preferred Stock of the Delaware corporation was converted into one share of Series A Convertible Preferred Stock of the Nevada corporation having substantially similar rights, privileges and preferences (the “Series A Preferred Stock”).

●

Each outstanding share of Series B Convertible Preferred Stock of the Delaware corporation was converted into one share of Series B Convertible Preferred Stock of the Nevada corporation having substantially similar rights, privileges and preferences (the “Series B Preferred Stock”).

●

Each outstanding share of Series C Convertible Preferred Stock of the Delaware corporation was converted into one share of Series C Convertible Preferred Stock of the Nevada corporation having substantially similar rights, privileges and preferences (the “Series C Preferred Stock”).

●	All employee benefit and incentive plans of the Delaware corporation continue to be employee benefit and incentive plans of the Nevada corporation. The Company’s employee benefit and incentive plans continue , and each option, equity award or other right issued under such plans by the Delaware corporation was automatically converted into an option, equity award or right to purchase or receive the same number of shares of common stock of the Nevada corporation, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation.

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements will continue to be the rights and obligations of the Company after the Reincorporation. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation.

As described in the Proxy Statement, certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, Nevada Charter, and Nevada Bylaws, and the effects of the Reincorporation, are set forth in the Proxy Statement under the heading “Proposal 3-Reincorporation to the State of Nevada by Conversion,” and the description contained therein is incorporated herein by reference. Copies of the Plan of Conversion, the Nevada Charter and the Nevada Bylaws are attached hereto as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Upon the effectiveness of the Reincorporation, the Company became the successor issuer to the Delaware corporation pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, and the Company’s common stock continues to be listed on The Nasdaq Stock Market LLC under the symbol “NXXT.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Series A Preferred Stock

On October 7, 2026, the Company filed a Certificate of Designation of the Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Nevada in connection with the Reincorporation as disclosed in Item 3.03 of this Current Report on Form 8-K.

The following is a summary of the material terms of the Series A Preferred Stock. Capitalized terms used but not defined herein have the meanings ascribed to them in the Series A Certificate of Designation.

Under the Series A Certificate of Designation, each share of Series A Preferred Stock is  convertible, at the holder’s option at any time, into shares of our common stock at a conversion rate equal to the quotient of (i) the $10.00 stated value (the “Series A Stated Value”) divided by (ii) 800% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules (the “Series A Conversion Price”), subject to specified adjustments for stock splits, stock dividends, reorganizations, reclassifications and other similar events as set forth in the Series A Certificate of Designation.

The Series A Preferred Stock contains limitations that prevent the holder thereof from converting  shares of Series A Preferred Stock, or receiving Dividend Shares (as defined below), to the extent the holder and its affiliates would beneficially own more than 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to such conversion or issuance, which percentage may be waived or increased by the holder upon at least 61 days’ prior notice to the Company.

Each holder of shares of Series A Preferred Stock is entitled to receive dividends at the rate of 10% per annum of the Series A Stated Value, which accrue on a quarterly basis for each calendar quarter following the issuance date of the applicable shares of Series A Preferred Stock (the “Series A Dividend”). The Series A Dividend is payable within five Business Days (as defined in the Series A Certificate of Designation) after the end of each calendar quarter through the issuance to the holder of a number of shares of common stock equal to (i) the amount of the Series A Dividend divided by (ii) the Series A Conversion Price in effect on the last Business Day of the preceding calendar quarter, rounded to the nearest whole share (such shares, the “Dividend Shares”). If any Series A Dividend is not paid when due because of limitations set forth in the Series A Certificate of Designation, such Series A Dividend will continue to accrue and the applicable Dividend Shares will be issued when permitted under the Series A Certificate of Designation. The Series A Dividend accrues from the date of issuance of the applicable shares of Series A Preferred Stock, ceases to accrue upon conversion of such shares and is pro-rated for any partial calendar quarter.

Except as otherwise required by law or the Series A Certificate of Designation, holders of Series A Preferred Stock vote together with the holders of common stock as a single class on an as-converted basis, with the number of votes for each share of Series A Preferred Stock calculated, for voting purposes only, using the Minimum Price as of the date of issuance of the Series A Preferred Stock rather than the Series A Conversion Price. The Series A Preferred Stock has no liquidation preference and is not subject to redemption.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation, filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Series B Preferred Stock

On October 7, 2026, the Company filed a Certificate of Designation of the Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Nevada in connection with the Reincorporation as disclosed in Item 3.03 of this Current Report on Form 8-K.

The following is a summary of the material terms of the Series B Preferred Stock. Capitalized terms used but not defined herein have the meanings ascribed to them in the Series B Certificate of Designation.

Under the Series B Certificate of Designation, each share of Series B Preferred Stock is  convertible, at the holder’s option at any time, into shares of our common stock at a conversion rate equal to the quotient of (i) the $10.00 stated value (the “Series B Stated Value”) divided by (ii) 700% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules (the “Series B Conversion Price”), subject to specified adjustments for stock splits, stock dividends, reorganizations, reclassifications and other similar events as set forth in the Series B Certificate of Designation.

The Series B Preferred Stock contains limitations that prevent the holder thereof from acquiring shares of our common stock upon conversion that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of our common stock outstanding immediately after giving effect to the conversion.

Each holder of shares of Series B Preferred Stock is entitled to  receive dividends at the rate of 12% per annum of the Series B Stated Value, which accrue on a quarterly basis for each calendar quarter following the issuance date of the applicable shares of Series B Preferred Stock (the “Series B Dividend”). The Series B Dividend is payable within five Business Days (as defined in the Series B Certificate of Designation) after the end of each calendar quarter through the issuance to the holder of a number of Dividend Shares equal to (i) the amount of the Series B Dividend divided by (ii) the Series B Conversion Price in effect on the last Business Day of the preceding calendar quarter, rounded to the nearest whole share. If any Series B Dividend is not paid when due because of limitations set forth in the Series B Certificate of Designation, such Series B Dividend will continue to accrue and the applicable Dividend Shares will be issued when permitted under the Series B Certificate of Designation. The Series B Dividend accrues from the date of issuance of the applicable shares of Series B Preferred Stock, ceases to accrue upon conversion of such shares and is pro-rated for any partial calendar quarter.

Except as otherwise required by law or the Series B Certificate of Designation, holders of Series B Preferred Stock vote together with the holders of common stock as a single class on an as-converted basis, with the number of votes for each share of Series B Preferred Stock calculated, for voting purposes only, using the Minimum Price as of the date of issuance of the Series B Preferred Stock rather than the Series B Conversion Price. The Series B Preferred Stock has no liquidation preference and is not subject to redemption.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation, filed as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Series C Preferred Stock

On October 7, 2026, the Company filed a Certificate of Designation of the Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of the State of Nevada in connection with the Reincorporation as disclosed in Item 3.03 of this Current Report on Form 8-K.

The following is a summary of the material terms of the Series C Preferred Stock. Capitalized terms used but not defined herein have the meanings ascribed to them in the Series C Certificate of Designation.

General. The Series C Certificate of Designation authorizes the issuance of up to 3,000,000 shares of Series C Preferred Stock with a par value of $0.0001 per share and a stated value of $10.00 per share (as may be increased in accordance with the terms of the Series C Certificate of Designation, the “Stated Value”). On the two year anniversary of the issuance date of each share of Series C Preferred Stock, the Stated Value of such share will automatically increase by 10% of the then Stated Value of such share. In addition, each successive month after such two-year anniversary, the then Stated Value of such share of Series C Preferred Stock will increase by an additional amount equal to (i) 10% of the then Stated Value of such share, multiplied by (ii) a fraction, (A) the numerator of which is the number of calendar days during the immediately preceding monthly period on which a Conversion Floor Price Condition (as defined in the Series C Certificate of Designation) existed and (B) the denominator of which is the number of calendar days in such monthly period each successive month after such two-year anniversary.

Dividends. Each share of Series C Preferred Stock accrues dividends at an annual rate of 12.5% of the Stated Value, payable monthly in arrears on the first Trading Day of each calendar month, at the Company’s election, in cash, in shares of Common Stock (subject to satisfaction of the Equity Conditions) or by increasing the Stated Value of such holder’s shares of Series C Preferred Stock. From and after the occurrence and during the continuance of any Mandatory Redemption Event or Trigger Event, the dividend rate increases to 18% per annum and the Company may not pay dividends in shares of Common Stock.

Conversion. Each share of Series C Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock at a conversion rate determined by dividing the Conversion Amount (the sum of the Stated Value, accrued and unpaid dividends, and other unpaid amounts) multiplied by 105%  by the Conversion Price. The initial Conversion Price for shares originally issued by the Delaware corporation on August 13, 2026 is $7.50 per share and, for shares issued at any time after August 13, 2026, the Conversion Price will be equal to the greater of (i) the then applicable Floor Price (as defined in the Series C Certificate of Designation) and (ii) 150% of the lower of (x) the closing price on the Trading Day immediately prior to issuance and (y) the average closing price for the five Trading Days immediately preceding issuance. Holders may also elect an alternate conversion at a price equal to the lower of the Conversion Price and the greater of the Floor Price and 95% of the lowest daily VWAP during the fifteen (15) consecutive Trading Day period ending immediately preceding the conversion (which percentage is reduced to 80% during the continuance of any Mandatory Redemption Event or Trigger Event, in which case the Conversion Amount is also multiplied by 120%) (the “Alternate Conversion Price”). Holders may also reserve an Alternate Conversion Price for use at a later date with regard to a specific number of shares of Series C Preferred Stock by delivering a reservation notice to the Company reserving such Alternate Conversion Price for such specific shares.

Voting Rights. Shares of Series C Preferred Stock do not entitle the holders to vote on matters on which holders of Common Stock are entitled to vote until such shares have been converted into Conversion Shares. However, the affirmative vote of a majority of the then-outstanding shares of Series C Preferred Stock is required to (a) alter or change adversely the powers, preferences or rights of the Series C Preferred Stock, (b) amend the Nevada Charter  in any manner that adversely affects the holders’ rights, or (c) enter into any agreement with respect to the foregoing.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, the holders are entitled to receive the greater of (a) the aggregate Stated Value plus any unpaid dividends and any other amounts owed to such holders or (b) the amount holders would receive if the shares were fully converted into Common Stock at the Alternate Conversion Price, paid pari passu with all holders of Common Stock.

Redemption. Upon the occurrence of a Mandatory Redemption Event (including failure to pay dividends or other amounts when due, material breach of the Transaction Documents, voluntary bankruptcy, certain conversion failures, certain Fundamental Transactions and certain other events), holders may require the Company to redeem their shares in cash at 125% of the sum of the Stated Value, accrued and unpaid dividends and other amounts owed. In addition, upon the occurrence of a Mandatory Redemption Event, holders may elect to increase the Stated Value of such holders outstanding shares of Series C Preferred Stock by 10%. Each holder may make such an election no more than 3 times in the aggregate.

Trigger Events. Upon each occurrence of a Trigger Event (including involuntary bankruptcy, suspension or delisting of the Common Stock, certain registration statement failures, failure to obtain Stockholder Approval, certain judgments and defaults on other indebtedness, a Material Adverse Effect and certain other events), the Stated Value of all outstanding shares of Series C Preferred Stock automatically increases by 25%. In addition, for so long as any Trigger Event or Mandatory Redemption Event is continuing, the Stated Value increases by an additional 10% for each thirty (30) calendar day period beginning on the thirty-first (31st) calendar day following its occurrence, subject to certain exceptions. Such additional increase in Stated Value applies separately to each individual Trigger Event or Mandatory Redemption Event and, should such Trigger Event or Mandatory Redemption Event be cured during the thirty (30) calendar day period, then the Stated Value of such shares of Series C Preferred Stock eligible for such increase will be increased pro rata based on the number of calendar days in such thirty (30) day period remaining prior to such cure.

Beneficial Ownership Limitation. The Series C Preferred Stock may not be converted to the extent that, after giving effect to such conversion, the holder and its Affiliates and Attribution Parties (each as defined in the Series C Certificate of Designation) would beneficially own in excess of 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of Common Stock.

Anti-Dilution Protection. The Conversion Price is subject to full-ratchet anti-dilution adjustment upon the issuance of Common Stock (or securities convertible into Common Stock) at a price below the then-current Conversion Price, subject to certain excluded securities. The Conversion Price is also subject to standard adjustments for stock splits, stock dividends, stock combinations and other such similar events.

Ranking. The Series C Preferred Stock ranks senior to the Common Stock, Series A Preferred Stock, and Series B Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, and winding up of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C Certificate of Designation, filed as Exhibit 3.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Articles of Incorporation filed with the Secretary of State of the State of Nevada on October 7, 2026
3.2	Bylaws
3.3	Certificate of Designation of Series A Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Nevada on October 7, 2026
3.4	Certificate of Designation of Series B Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Nevada on October 7, 2026
3.5	Certificate of Designation of Series C Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Nevada on October 7, 2026
10.1	Form of Amended and Restated Voting, Support and Standstill Agreement, dated as of September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2026	NEXTNRG, INC. (Registrant)

	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer